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                                                                    EXHIBIT 10.C





                           EL PASO NATURAL GAS COMPANY


                              OMNIBUS COMPENSATION
                                      PLAN




                           Dated as of January 1, 1992




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                                TABLE OF CONTENTS

SECTION 1       PURPOSES.......................................................................................     1

SECTION 2       DEFINITIONS....................................................................................     1
       2.1      Beneficiary....................................................................................     1
       2.2      Board of Directors.............................................................................     1
       2.3      Cause..........................................................................................     1
       2.4      Change in Control..............................................................................     2
       2.5      Code...........................................................................................     3
       2.6      Common Stock ..................................................................................     3
       2.7      Exchange Act ..................................................................................     3
       2.8      Fair Market Value..............................................................................     3
       2.9      Good Reason  ..................................................................................     4
       2.10     Incentive Stock Option.........................................................................     5
       2.11     Management Committee...........................................................................     5
       2.12     Nonqualified Option............................................................................     5
       2.13     Option Price ..................................................................................     5
       2.14     Participant  ..................................................................................     5
       2.15     Performance Cycle..............................................................................     5
       2.16     Performance Share Unit or Units................................................................     6
       2.17     Permanent Disability or Permanent Disabled.....................................................     6
       2.18     Plan Administrator.............................................................................     6
       2.19     Predecessor Option.............................................................................     6
       2.20     Restricted Stock...............................................................................     6
       2.21     Subsidiary   ..................................................................................     6
       2.22     Valuation Date.................................................................................     7

SECTION 3       ADMINISTRATION.................................................................................     7

SECTION 4       ELIGIBILITY....................................................................................     9

SECTION 5       SHARES AND UNITS AVAILABLE FOR THE PLAN........................................................     9

SECTION 6       STOCK OPTION...................................................................................    10

SECTION 7       STOCK APPRECIATION RIGHTS......................................................................    16



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
SECTION 8       LIMITED STOCK APPRECITATION RIGHTS.............................................................    18

SECTION 9       PERFORMANCE SHARE UNITS........................................................................    19
       9.1      Grants of Units................................................................................    19
       9.2      Performance Objectives.........................................................................    19
       9.3      Vesting .......................................................................................    20
       9.4      Adjustment by Plan Administrator...............................................................    21
       9.5      Notice to Participants.........................................................................    21
       9.6      Entitlement to Payment.........................................................................    21
       9.7      Deferred Payment...............................................................................    22
       9.8      Memorandum Account.............................................................................    22
       9.9      Discretionary Investment by Company............................................................    23
       9.10     Payment of Deferred Compensation...............................................................    23
       9.11     Acceleration of Payments of Deferred
                      Compensation.............................................................................    24
       9.12     Acceleration of Payment Due to Change in
                      Control..................................................................................    24
       9.13     Payment of BR Deferred Compensation............................................................    24
       9.14     Unfunded Obligation............................................................................    25
       9.15     Designation of Beneficiary.....................................................................    25

SECTION 10      RESTRICTED STOCK...............................................................................    26

SECTION 11      REGULATORY APPROVALS AND LISTINGS..............................................................    28

SECTION 12      EFFECTIVE DATE AND TERM OF PLAN................................................................    28

SECTION 13      GENERAL PROVISIONS.............................................................................    29

SECTION 14      AMENDMENT, TERMINATION OR DISCONTINUANCE
                      OF THE PLAN..............................................................................    30



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                           EL PASO NATURAL GAS COMPANY

                            OMNIBUS COMPENSATION PLAN


                               SECTION 1 PURPOSES

         The purposes of the El Paso Natural Gas Company Omnibus Compensation Plan (the "Plan") are to promote the interests of El Paso Natural Gas Company (the "Company") and its stockholders by strengthening its ability to attract and retain officers and key employees in the employ of the Company and its Subsidiaries (as defined below) by furnishing suitable recognition of their ability and industry which contributed materially to the success of the Company. The Plan provides for the assumption of stock options, limited stock appreciation rights and stock appreciation rights granted under the 1988 Burlington Resources Inc. Stock Option Incentive Plan and for the grant of stock options, limited stock appreciation rights, stock appreciation rights, restricted stock and performance share units in accordance with the terms and conditions set forth below.

                              SECTION 2 DEFINITIONS

         Unless otherwise required by the context, the following terms when used in the Plan shall have the meanings set forth in this Section 2:

         2.1      BENEFICIARY

         The person or persons designated by the Participant pursuant to Section 6.4(f) or Section 9.15 to whom payments are to be paid pursuant to the terms of the Plan in the event of the Participant's death.

         2.2      BOARD OF DIRECTORS

         The Board of Directors of the Company.

         2.3      CAUSE

         The Company may terminate the Participant's employment for Cause. A termination for Cause is a termination evidenced by a resolution adopted in good faith by two-thirds (2/3) of the Board of Directors that the Participant (i) willfully and continually failed to substantially perform the Participant's




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duties with the Company (other than a failure resulting from the Participant's incapacity due to physical or mental illness) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial Performance has been delivered to the Participant specifying the manner in which the Participant has failed to substantially perform or (ii) willfully engaged in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise; provided, however, that no termination of the Participant's employment shall be for Cause as set forth in clause (ii) above until (A) there shall have been delivered to the Participant a copy of a written notice setting forth that the Participant was guilty of the conduct set forth in clause (ii) above and specifying the particulars thereof in detail and
(B) the Participant shall have been provided an opportunity to be heard by the Board of Directors (with the assistance of the Participant's counsel if the Participant so desires). No act, nor failure to act, on the Participant's part shall be considered "willful" unless the Participant has acted, or failed to act, with an absence of good faith and without a reasonable belief that the Participant's action or failure to act was in the best interest of the Company. Notwithstanding anything contained in the Plan to the contrary, no failure to perform by the Participant after notice of termination is given by the Participant shall constitute Cause.

         2.4      CHANGE IN CONTROL

         As used in the Plan, a Change in Control shall be deemed to occur (i) if any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), except Burlington Resources Inc. ("BR"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities,
(ii) upon the first purchase of the Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),
(iii) upon the approval by the Company's stockholders of a merger or consolidation, a sale or disposition of all or substantially all the Company's assets or a plan of liquidation or dissolution of the Company, or (iv) if, during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors Cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new director



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was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period. Notwithstanding the above, any distribution of Common Stock solely to BR stockholders, and any change in the constitution of the Board of Directors occurring in connection therewith, shall not be deemed a Change in Control. For purposes of this Section 2.4, the term "the Company" shall include BR until such time as BR distributes all the outstanding Common Stock owned by it to the stockholders of BR.

         2.5      CODE

         The Internal Revenue Code of 1986, as amended and in effect from time to time, and the temporary or final regulations of the Secretary of the Treasury adopted pursuant to the Code.

         2.6      COMMON STOCK

         The Common Stock of the Company, $3 par value per share, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 5.

         2.7      EXCHANGE ACT

         The Securities Exchange Act of 1934, as amended.

         2.4      FAIR MARKET VALUE

         As applied to a specific date, Fair Market Value shall be deemed to be the mean between the highest and lowest quoted selling prices at which Common Stock was sold on such date as reported in the NYSE-Composite Transactions by The Wall Street Journal on such date, or if no Common Stock was traded on such date, on the next preceding day on which Common Stock was so traded. Notwithstanding the foregoing, upon the exercise,

                  (a) during the thirty (30) day period following a Change in Control, of a limited stock appreciation right or stock appreciation right granted in connection with a Nonqualified Option more than six
         (6) months prior to a Change in Control, or

                  (b) during the seven (7) month period following a Change in Control, of a limited stock appreciation right or of a stock appreciation right granted in connection with a Nonqualified option less than six (6) months prior to a Change in Control,

Fair Market Value on the date of exercise shall be deemed to be the greater of
(i) the highest price per share of Common Stock as reported in the NYSE-Composite Transactions by The Wall Street Journal during the sixty (60) day period ending on the day preceding the date of exercise of the stock



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appreciation right or limited stock appreciation right, as the case may be, and
(ii) if the Change in Control is one described in clause (ii) or (iii) of
Section 2.4, the highest price per share paid for Common Stock in connection with such Change in Control.

         2.9      GOOD REASON

         Good Reason shall mean the occurrence of any of the following events or conditions:

                  (a) a change in the Participant's status, title, position or responsibilities (including reporting responsibilities) which, in the Participant's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities which, in the Participant's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant's employment for Cause, for Permanent Disability or as a result of his or her death, or by the Participant other than for Good Reason;

                  (b) a reduction in the Participant's annual base salary;

                  (c) the Company's requiring the Participant (without the consent of the Participant) to be based at any place outside a thirty-five (35) mile radius of his or her place of employment prior to a Change in Control, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                  (d) the failure by the Company to (i) continue in effect any material compensation or benefit plan in which the Participant was participating at the time of the Change in Control, including, but not limited to, the Plan, the El Paso Natural Gas Company Pension Plan, the El Paso Natural Gas Company Supplemental Benefits Plan, the El Paso Natural Gas Company Incentive Compensation Plan, the El Paso Natural Gas Company Deferred Compensation Plan and the El Paso Natural Gas Company Retirement Savings Plan; or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program



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         and practice as in effect immediately prior to the Change in Control
         (or as in effect following the Change in control, if greater);

                  (e) any material breach by the Company of any provision of the Plan; or

                  (f) any purported termination of the Participant's employment for Cause by the Company which does not otherwise comply with the terms of the Plan.

         2.10 INCENTIVE STOCK OPTION

         An option intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code, as in effect at the time of grant of such option, or any statutory provision that may hereafter replace such Section.

         2.11 MANAGEMENT COMMITTEE

         A committee consisting of the Chief Executive Officer and such other officers as the Chief Executive Officer shall designate.

         2.12 NONQUALIFIED OPTION

         An option which is not intended to meet the requirements of an Incentive Stock Option as defined in Section 422 of the Code.

         2.13 OPTION PRICE

         The price per share of Common Stock at which each option is exercisable.

         2.14 PARTICIPANT

         An eligible employee to whom an option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit is granted under the Plan as set forth in Section 4.

         2.15 PERFORMANCE CYCLE

         That period commencing with January 1 of each year in which the grant of a Performance Share Unit is made and ending on December 31 of the third succeeding year. While a-new Performance Cycle will normally be initiated only every four (4) years, the Plan Administrator, in its discretion, may initiate an overlapping Performance Cycle that begins before an existing Performance Cycle has ended.



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         2.16 PERFORMANCE SHARE UNIT OR UNITS

         The unit of award having an accounting value equal to the Fair Market Value of one (1) share of Common Stock.

         2.17 PERMANENT DISABILITY OR PERMANENTLY DISABLED

         A Participant shall be deemed to have become Permanently Disabled for purposes of the Plan if the Chief Executive Officer of the Company shall find upon the basis of medical evidence satisfactory to the Chief Executive Officer that the Participant is totally disabled, whether due to physical or mental condition, so as to be prevented from engaging in further employment by the Company or any of its subsidiaries, and that such disability will be permanent and continuous during the remainder of the Participant's life; provided, that for officers and directors of the Company who are subject to Section 16 of the Exchange Act, such determination shall be made by the Plan Administrator.

         2.18 PLAN ADMINISTRATOR

         The Board of Directors or the committee appointed and/or authorized pursuant to Section 3 to administer the Plan.

         2.19 PREDECESSOR OPTION

         An option to purchase BR common stock which has been surrendered in exchange for and converted into an option issued pursuant to the Plan.

         2.20 RESTRICTED STOCK

         Common Stock granted under the Plan that is subject to the requirements of Section 10 and such other restrictions as the Plan Administrator deems appropriate.

         2.21 SUBSIDIARY

         An entity that is designated by the Plan Administrator as a subsidiary for purposes of the Plan and that is a corporation (or other form of business association that is treated as a corporation for tax purposes) of which shares (or other ownership interests) having more than fifty percent (50%) of the voting power are owned or controlled, directly or indirectly, by the Company so as to qualify as a "subsidiary corporation" (within the meaning of Section 424(f) of-the Code).



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         2.22 VALUATION DATE

         The date at the end of the Performance Cycle (or at such other time as the Plan may require or the Plan Administrator may select) that is designated by the Plan Administrator for the purpose of determining the Fair Market Value of vested Units that will be paid to the Participant or Beneficiary or credited to the Participant's Memorandum Account (as defined in Section 9.8) in accordance with Section 9.8.

                            SECTION 3 ADMINISTRATION

         3.1 The Plan shall be administered by the Board of Directors or, in the event the Board of Directors shall appoint and/or authorize a committee to administer the Plan, by such committee. The administrator of the Plan shall hereinafter be referred to as the "Plan Administrator."

         In the event a member of the Board of Directors (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units under the Plan, no member of the Board of Directors or the committee shall vote with respect to the granting of options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units to directors, then any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit granted under the Plan to a director for his or her services as such shall be approved by the full Board of Directors.

         The members of any committee serving as Plan Administrator shall be appointed by the Board of Directors for such term as the Board of Directors may determine. The Board of Directors may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board of Directors.

         With respect to grants made under the Plan to officers and directors of the Company who are subject to Section 16 of the Exchange Act, the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.



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         3.2 Except for the terms and conditions explicitly set forth in the
Plan, the Plan Administrator shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to select persons eligible to participate in the Plan, to grant options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units thereunder, to administer the Plan, to make recommendations to the Board of Directors, to take all such steps and make all such determinations in connection with the Plan and the options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units granted thereunder as it may deem necessary or advisable, which determination shall be final and binding upon all Participants, so long as such interpretation and construction with respect to Incentive Stock Options correspond to the requirements of Section 422 of the Code. The Plan Administrator shall cause the Company at its expense to take any action related to the Plan which may be required or necessary to comply with the provisions of any federal or state law or any regulations issued thereunder.

         3.3 Each member of any committee acting as Plan Administrator, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. Members of the Board of Directors and members of any committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

         3.4 The fact that a member of the Board of Directors is, or shall theretofore have been or thereafter may be, a person who has received or is eligible to receive an option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit shall not disqualify him or her from taking part in and voting at any time as a member of the Board of Directors in favor of or against any amendment or repeal of the Plan.

         3.5 It is the intention of the Company that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 promulgated under Section 16(b) of the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, that provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

                              SECTION 4 ELIGIBILITY

         To be eligible for selection by the Plan Administrator to participate in the Plan, an individual must be an officer or key employee of the Company, or of any Subsidiary, as of the date on which the Plan Administrator grants to such individual an option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit and who in the judgment of the Plan Administrator holds a position of responsibility and is able to contribute substantially to the Company's continued success. Directors of the Company who are full-time salaried officers shall be eligible to participate.

                SECTION 5 SHARES AND UNITS AVAILABLE FOR THE PLAN

         5.1 Subject to Section 5.3, the maximum number of shares for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is four million (4,000,000) shares of Common Stock, from shares held in the Company's treasury or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors. Upon (i) the expiration or termination in whole or in part of unexercised options or the surrender of an option, or portion thereof, upon exercise of a related limited stock appreciation right or stock appreciation right for cash and (ii) to the extent permissible under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the forfeiture of Restricted Stock, shares of Common Stock which were subject thereto shall again be available for grants of options, limited stock appreciation rights, stock appreciation rights and Restricted Stock under the Plan.

         5.2 Subject to Section 5.3, the number of Performance Share Units which may be granted under the Plan is set at one million (1,000,000) Units. Units that have been granted and are fully vested or that still may become fully vested under the terms of the Plan shall reduce the number of outstanding Units that are available for use in making future grants under the Plan. Upon expiration or termination, in whole or in part, of nonvested Units at the end of a Performance Cycle or otherwise, such expired or terminated Units shall again be available for awards under the Plan.

         5.3 In the event of a recapitalization, stock split, stock dividend, exchange of shares, merger, reorganization, change in corporate structure or shares of the Company or similar event, the Board of Directors, upon the recommendation of the Plan Administrator, may make appropriate adjustments in the number of shares and Performance Share Units authorized for the Plan and, with respect to outstanding options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units, the Plan Administrator may make appropriate adjustments in the number of shares and Units and the Option Price.

                             SECTION 6 STOCK OPTIONS

         6.1 Options may be granted to eligible employees in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The granting of an option shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such an option to a particular Participant at a particular price. Each option shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan.

         6.2 An option granted under the Plan may be either an Incentive Stock Option or a Nonqualified Option.

         6.3 Each provision of the Plan and each Incentive Stock Option granted thereunder shall be construed so that each such option shall qualify as an Incentive Stock option, and any provision thereof that cannot be so construed shall be disregarded, unless the Participant agrees otherwise. The total number of shares which may be purchased upon the exercise of Incentive Stock Options granted under the Plan shall not exceed the total specified in Section 5.1. Incentive Stock Options granted in exchange for Predecessor Options shall be converted in accordance with the provisions of the Code necessary to maintain their status as Incentive Stock Options. Incentive Stock Options, in addition to complying with the other provisions of the Plan relating to options generally, shall be subject to the following conditions:

         (a)      TEN PERCENT (10%) STOCKHOLDERS

                  A Participant must not, immediately before an incentive Stock option is granted, own stock representing more than ten percent (10%) of the voting power or value of all classes of stock of the Company or of a Subsidiary. This requirement is waived if (i) the Option Price of the Incentive Stock Option to be granted is at least one hundred ten percent (110%) of the Fair Market Value of the stock subject to the option, determined at the time the option is granted, and (ii) the option is not exercisable more than five (5) years from the date the option is granted.

         (b)      ANNUAL LIMITATION

                  To the extent that the aggregate Fair Market Value (determined at the time of the grant of the option) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), such options shall be treated as Nonqualified Options.

         (c)      ADDITIONAL TERMS

                  Any other terms and conditions which the Plan Administrator determines, upon advice of counsel, must be imposed for the option to be an Incentive Stock Option.

         6.4 Except as otherwise provided in Section 6.3, all Incentive Stock Options and Nonqualified Options under the Plan shall be granted subject to the following terms and conditions:

         (a)      OPTION PRICE

                  The Option Price shall be determined by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the option is granted; provided, however, that the option Price of options granted prior to or at the time of the Company's initial public offering of Common Stock (the "IPO") shall be as follows: (i) with respect to options granted upon conversion of Predecessor options, at such proportionate per share conversion price as the Plan Administrator determines; and (ii) with respect to all other options which are Nonqualified options, at the per share offering price of Common Stock in the IPO.

         (b)      DURATION OF OPTIONS

                  Options shall be exercisable at such time and under such conditions as set forth in the option grant, but in no event shall any Incentive Stock Option be exercisable subsequent to the day before the tenth anniversary of the date on which the option is granted, nor shall any other option be exercisable later than the tenth anniversary of the date of its grant.

         (c)      EXERCISE OF OPTIONS

                  Subject to Section 6.4(j), a Participant may not exercise an option until the Participant has completed one (1) year of continuous employment with the Company or any of its Subsidiaries immediately following the date on which the option is granted, or, in the case of options granted upon conversion of Predecessor Options, the date on which the Predecessor Option was granted, or such longer period as the Plan Administrator may determine in a particular case. This requirement is waived in the event of death or Permanent Disability of a Participant before such period of continuous employment is completed and may be waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator. Thereafter, shares of Common Stock covered by an option may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased at one time or in such installments over the balance of the option period as may be provided in the option grant. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the option. To the extent that the right to purchase shares has accrued thereunder, options may be exercised from time to time by written notice to the Company setting the number of shares with respect to which the option is being exercised.

         (d)      PAYMENT

                  The purchase price of shares purchased under options shall be paid in full to the Company upon the exercise of the option by delivery of consideration equal to the product of the option Price and the number of shares purchased (the "Purchase Price"). Such consideration may be either (i) in cash or (ii) at the discretion of the Plan Administrator, in Common Stock already owned by the Participant for at least six (6) months, or any combination of cash and Common Stock. The Fair Market Value of such Common Stock as delivered shall be valued as of the day prior to delivery. The Plan Administrator can determine at the time the option is granted that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax and securities laws, regulations and state corporate law), an option may also be exercised by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the Purchase Price. A Participant shall have none of the rights of a stockholder until the shares of Common Stock are issued to the Participant.

         (e)      RESTRICTIONS

                  The Plan Administrator shall determine, with respect to each option, the nature and extent of the restrictions, if any, to be imposed on the shares of Common Stock which may be purchased thereunder, including, but not limited to, restrictions on the transferability of such shares acquired through the exercise of such options for such periods as the Plan Administrator may determine and, further, that in the event a Participant's employment by the Company, or a Subsidiary, terminates during the period in which such shares are nontransferable, the Participant shall be required to sell such shares back to the Company at such prices as the Plan Administrator may specify in the option.

         (f)      NONTRANSFERABILITY OF OPTIONS

                  During a Participant's lifetime, an option may be exercisable only by the Participant. Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, except that to the extent permitted by applicable law and Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant's lifetime a Beneficiary to receive and exercise Nonqualified options in the event of such Participant's death (as provided in Section 6.4(i)). A designation by a Participant under the 1988 Burlington Resources Inc. Stock Option Incentive Plan shall remain in effect under the Plan for any Option assumed under the Plan unless such designation is revoked or changed under the Plan. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

         (g)      PURCHASE FOR INVESTMENT

                  The Plan Administrator shall have the right to require that each Participant or other person who shall exercise an option under the Plan, and each person into whose name shares of Common Stock shall be issued pursuant to the exercise of an option, represent and agree that any and all shares of Common Stock purchased pursuant to such option are being purchased for investment only and not with a view to the distribution or resale thereof and that such shares will not be sold except in accordance with such restrictions or limitations as may be set forth in the option. This Section 6.4(g) shall be inoperative during any period of time when the Company has obtained all necessary or advisable approvals from governmental agencies and has completed all necessary or advisable registrations or other qualifications of shares of Common Stock as to which options may from time to time be granted as contemplated in Section 9.

         (h)      TERMINATION OF EMPLOYMENT

                  Upon the termination of a Participant's employment for any reason other than death or Permanent Disability, the Participant's option shall be exercisable only to the extent that it was then exercisable and, unless the term of the options expires sooner, such options shall expire according to the following schedule; provided, that the Plan Administrator may at any time determine in a particular case that specific limitations and restrictions under the Plan shall not apply:

                  (i)      RETIREMENT

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's retirement from the Company or any Subsidiary.

                  (ii) DISABILITY

                           The option shall expire, unless exercised, thirty-six
                  (36) months after the Participant's Permanent Disability.

                  (iii) TERMINATION WITH APPROVAL

                           The option shall expire, unless exercised, thirty-six
                  (36) months after a Participant resigns or is terminated as an employee of the Company or any of its Subsidiaries, provided that the Chief Executive officer of the Company shall have determined in a specific case that the option should not terminate when the Participant's employment status ceases, and provided that, for officers and directors who are subject to
                  Section 16 under the Exchange Act, such determination shall be made by the Plan Administrator.

                  (iv) TERMINATION FOLLOWING A CHANGE IN CONTROL

                           The option shall expire, unless exercised, within
                  thirty-six (36) months of a Participant's termination of employment (other than a termination by the Company for Cause or a voluntary termination by the Participant other than for Good Reason) following a Change in control, provided that said termination of employment occurs within two years following a Change in Control.

                  (v) ALL OTHER TERMINATIONS

                           Except as provided in subparagraphs (iii) and (iv)
                  above, the option shall expire upon termination of employment.

         (i)      DEATH OF PARTICIPANT

                  Upon the death of a Participant, whether during the Participant's period of employment or during the thirty six (36) month period referred to in Sections 6.4(h)(i), (ii) and (iii), the option shall expire, unless the term of the option expires sooner, twelve (12) months after the date of the Participant's death, unless the option is exercised within such twelve (12) month period by the Participant's Beneficiary, legal representatives, estate or the person or persons to whom the deceased's option rights shall have passed by will or the laws of descent and distribution; provided, that the Plan Administrator shall determine in a particular case that specific limitations and restrictions under the Plan shall not apply.

         (j)      CHANGE IN CONTROL

                  Notwithstanding other Plan provisions pertaining to the times at which options may be exercised, all outstanding options, to the extent not then currently exercisable, shall become exercisable in full upon the occurrence of a Change in Control. In no event, however, shall any intended Incentive Stock Option without the consent of the Participant first become exercisable, pursuant to Section 6.4(c) or this Section 6.4(j), if the result would be to cause such option, when granted, not to be treated as an Incentive Stock Option (whether by reason of the possible future violation of the annual limitation of
         Section 6.3(b) or otherwise). In addition, no option (whether or not intended to be an Incentive Stock Option) shall continue to be exercisable, pursuant to Sections 6.4(h) and 6.4(i), at a time that would violate the maximum duration of Section 6.4(b).

                       SECTION 7 STOCK APPRECIATION RIGHTS

7.1 The Plan Administrator may grant stock appreciation rights to Participants in connection with any option granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in Section 7.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

7.2 Each stock appreciation right shall entitle the holder of the related option to surrender to the Company unexercised the related option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the right is-exercised over the Option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered. Payment shall be made in shares of Common Stock valued at Fair Market Value as of the date the right is exercised, or in cash, or partly in shares and partly in cash, at the discretion of the Plan Administrator; provided, however, that payment shall be made solely in cash with respect to a stock appreciation right which is exercised within seven (7) months following a Change in Control. Notwithstanding the foregoing and to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a payment, in whole or in part, of cash upon exercise of a stock appreciation right by an officer or director subject to Section 16 of the Exchange Act may be made only if the right is exercised (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) during the seven (7) month period following the Company's obtaining actual knowledge of a Change in Control or
(iii) six (6) months prior to the date the stock appreciation right becomes taxable. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. The value of any fractional shares shall be paid in cash.

         7.3 Stock appreciation rights are subject to the following restrictions:

                  (a) Each stock appreciation right shall be exercisable at such time or times that the option to which they relate shall be exercisable or at such other times as the Plan Administrator may determine; provided, however, that such rights shall not be exercisable until the Participant shall have completed a six (6) month period of continuous employment with the Company or any of its Subsidiaries immediately following the date on which the stock appreciation right is granted. In the event of death or Permanent Disability of a Participant during employment but before the Participant has completed such period of continuous employment, such stock appreciation right shall be exercisable only within the period specified in the related option. In the event of a Change in Control, the requirement that a Participant shall have completed a six (6) month period of continuous employment is waived with respect to a Participant who is employed by the Company at the time of the Change in Control but who, within the six (6) month period, voluntarily terminates employment for Good Reason or is terminated by the Company other than for Cause. Notwithstanding the foregoing, a stock appreciation right may not be exercised for cash by an officer or director subject to Section 16 of the Exchange Act under any circumstances until the expiration of the six (6) month period following the date of grant.

                  (b) Except in the event of a Change in Control, the Plan Administrator in its sole discretion may approve or deny in whole or in part a request to exercise a stock appreciation right. Denial or approval of such request shall not require a subsequent request to be similarly treated by the Plan Administrator.

                  (c) The right of a Participant to exercise a stock appreciation right shall be cancelled if and to the extent the related option is exercised. To the extent that a stock appreciation right is exercised, the related option shall be deemed to have been surrendered, unexercised and cancelled.

                  (d) A holder of stock appreciation rights shall have none of the rights of a stockholder until shares of Common Stock, if any, are issued to such holder pursuant to such holder's exercise of such rights.

                  (e) The acquisition of Common Stock pursuant to the exercise of a stock appreciation right shall be subject to the same restrictions as would apply to the acquisition of Common Stock acquired upon acquisition of the related option, as set forth in Section 6.4.

                   SECTION 8 LIMITED STOCK APPRECIATION RIGHTS

         8.1 The Plan Administrator may grant limited stock appreciation rights to Participants in connection with any options granted under the Plan, either at the time of the grant of such option or at any time thereafter during the term of the option. Such limited stock appreciation rights shall cover the same shares covered by the options (or such lesser number of shares of Common Stock as the Plan Administrator may determine) and shall, except as provided in
Section 8.3, be subject to the same terms and conditions as the related options and such further terms and conditions not inconsistent with the Plan as shall from time to time be determined by the Plan Administrator.

         8.2 Each limited stock appreciation right shall entitle the holder of the related option to surrender to the Company the unexercised portion of the related option and to receive from the Company in exchange therefor an amount in cash equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date the right is exercised over the option Price per share times the number of shares covered by the option, or portion thereof, which is surrendered.

         8.3 Limited stock appreciation rights are subject to the following restrictions:

                  (a) Each limited stock appreciation right shall be exercisable in full for a period of seven (7) months following the date of a Change in Control, provided, however, that limited stock appreciation rights may not be exercised under any circumstances until the expiration of the six (6) month period following the date of grant. Limited stock appreciation rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in Section 6.4(j).

                  (b) The right of a Participant to exercise a limited stock appreciation right shall be cancelled if and to the extent the related option is exercised. To the extent that a limited stock appreciation right is exercised, the related option shall be deemed to have been surrendered, unexercised.

                        SECTION 9 PERFORMANCE SHARE UNITS

         9.1      GRANTS OF UNITS

         Units may be granted to Participants in such number and at such times during the Performance Cycle as the Plan Administrator shall determine, taking into account the duties of the respective executives, their present and potential contributions to the success of the Company or its Subsidiaries, their compensation provided by other incentive plans, their salaries, and such other factors as the Plan Administrator shall deem appropriate. Normally, however, Units will be granted only at the beginning of each Performance Cycle except in cases where a prorated grant may be made in mid-cycle to a newly eligible Participant or a Participant whose job responsibilities have significantly changed during the cycle.

         9.2      PERFORMANCE OBJECTIVES

         The Plan Administrator shall have the sole authority for deciding what measures of corporate performance ("Performance Targets") are appropriate for
(i) judging the success of the Company and its Subsidiaries in meeting their strategic objectives during the Performance Cycle and (ii) measuring the contribution of Participants toward such success. At the request of the Plan Administrator, the Company's Chief Executive Officer shall submit his or her recommendations to the Plan Administrator regarding applicable Performance Targets to be adopted for the Units to be awarded for each Performance Cycle.

         9.3      VESTING

         (a)      VESTING SCHEDULE

                  The Plan Administrator shall adopt a vesting schedule for each year of the Performance Cycle. Vesting for each year will depend upon vesting guidelines established by the Plan Administrator which reflect the Company's performance in relation to the Performance Targets for the appropriate period of the Performance Cycle, provided that the Plan Administrator may, in its discretion, alter the vesting guidelines in the event of unusual circumstances. The Plan Administrator may, in its discretion, carry over to the end of the fourth year of a Performance Cycle any Units that did not vest during the first three (3) years of the Performance Cycle because of the Company's performance in relation to the Performance Targets. Vesting with respect to Participants who begin participation or receive an additional grant of Units during the Performance Cycle will be determined by the Plan Administrator at the time of grant.

         (b)      DETERMINATION OF PERFORMANCE

                  The annual performance rating resulting in vesting under
         Section 9.3(a) shall be determined by the Plan Administrator based on criteria selected by it such as relationships between actual and targeted results for Performance Targets, comparisons of relative performance by the Company and other companies chosen by the Plan Administrator, and such additional or alternative factors as the Plan Administrator may deem appropriate.

         (c)      OTHER VESTING CONSIDERATIONS

                  Becoming vested in a Unit means acquiring a nonforfeitable right to receive payment for that Unit. The time and manner of such payment shall be determined under the provisions of the Plan other than this Section 9.3. Participants (or their Beneficiaries in the case of their deaths) who have retired, died, become Permanently Disabled, or who have terminated their employment, prior to the end of a Performance Cycle shall not be entitled to receive payment from the Company or its Subsidiaries for any Units which were not vested as of the time such Participants (or Beneficiaries in the case of their deaths) ceased active employment with the Company or its subsidiaries.

         (d)      CHANGE IN CONTROL

                  Notwithstanding the foregoing vesting provisions, one-fourth (1/4) of all Units originally granted in the Performance Cycle shall become fully vested in the event of a Change in Control. In the event of termination of the Participant's employment within two (2) years following a Change in Control but subsequent to the year in which the Change in Control occurs, for any reason other than (i) the Participant's death, (ii) the Participant's Permanent Disability, (iii) Cause, or (iv) by the Participant without Good Reason, one-fourth (1/4) of all Units originally granted in the Performance Cycle shall become fully vested. With respect to Units granted during the second, third or fourth years of a Performance Cycle, the preceding provisions of this
         Section 9.3(d) shall be applied by substituting "one-fourth (1/4)" with "one-third (1/3)", "one-half (1/2)" or "the entire amount", respectively.

         9.4      ADJUSTMENT BY PLAN ADMINISTRATOR

         The Plan Administrator may, at its discretion, change from time to time the Performance Targets and vesting schedules with respect to nonvested Units to
(i) include or exclude extraordinary or nonrecurring items, (ii) reflect changes in prevailing competitive or general economic conditions, (iii) adjust for changes in income tax laws and regulations or accounting rules, (iv) reflect changes in the Company's financial or corporate structure, as a result of a recapitalization, merger, reorganization, acquisition or divestiture, and (v) to reflect other appropriate major events.

         9.5      NOTICE TO PARTICIPANTS

         The Plan Administrator shall notify each Participant in writing of the grant of Units to the Participant and the Performance Targets and vesting criteria applicable to such Units.

         9.6      ENTITLEMENT TO PAYMENT

         Each Unit which has vested shall entitle the Participant or the Participant's Beneficiary to receive from the Participant's employer a lump-sum cash payment as soon as practicable following the applicable Valuation Date. The amount of such payment shall be determined by multiplying the number of vested Units by the Fair Market Value of a share of Common Stock on the Valuation Date. For this purpose, the number of vested Units shall be the sum of the Units in which the Participant became vested during the Performance Cycle, pursuant to Section 9.3, determined (i) as of the end of the Performance Cycle in the case of a Participant who is still then an employee of the Company or a Subsidiary or (ii) as of the end of the year prior to the Participant's death, Permanent Disability, retirement date or other termination of employment (whichever is applicable) in the case of a Participant who is no longer an employee of the Company or of a Subsidiary at the end of the Performance Cycle. Moreover, the Valuation Date shall correspond to the end of the Performance Cycle, except that the Valuation Date shall be the date of the Participant's death or Permanent Disability if such event has occurred. Notwithstanding the foregoing, however, a Participant may receive a deferral payment in lieu of all or a portion of a lump-sum payment pursuant to an election described below in this Section 9.

         9.7      DEFERRED PAYMENT

         Prior to the time that Units first vest pursuant to Section 9.3, the Participant may, subject to the consent of the Plan Administrator and in accordance with procedures that the Plan Administrator has approved, elect to have all or a portion (subject to a $1,000 minimum) of the lump-sum payment described in Section 9.6 with respect to such vested Units deferred until the Participant's retirement, death, Permanent Disability, resignation or other termination of employment with the Company and its Subsidiaries or until any other specified time that is acceptable to the Plan Administrator. Such deferred amount shall be paid in accordance with the remainder of this Section 9 rather than as provided in Section 9.6, whereas amounts payable with respect to other Units that vest at a different time in the Performance Cycle and are not subject to a deferred payment election shall continue to be paid as a lump sum in accordance with Section 9.6. The election shall be irrevocable and shall be made on a form approved by the Plan Administrator.

         9.8      MEMORANDUM ACCOUNT

         The Company shall establish a ledger account (the "Memorandum Account") for each Participant who has elected to defer a payment pursuant to Section 9.7. Interest shall accrue on the deferred payment to the date of distribution and shall be credited to the Memorandum Account at the end of each calendar quarter or such other periods as may be determined by the Management Committee. The Management Committee shall determine the rate of interest periodically and in so doing may take into account the earnings, losses, appreciation or depreciation attributable to any discretionary investments made pursuant to Section 9.9.

         9.9      DISCRETIONARY INVESTMENT BY COMPANY

         The deferred compensation to be paid to the Participants is an unfunded obligation. The Management Committee may annually direct that an amount equal to all or part of the outstanding liability for such compensation shall be invested by the Company, as the Management Committee, in its sole discretion, shall determine. The Management Committee may in its sole discretion determine that all or some portion of an amount equal to such outstanding liability shall be paid into one or more grantor or other trusts to be established by the Company in a manner that does not create a funded plan for purposes of the Code or the Employee Retirement Income Security Act of 1974. The Management Committee may designate an investment advisor to direct investments and reinvestments of such trust assets.

         9.10     PAYMENT OF DEFERRED COMPENSATION

         Upon retirement, death, Permanent Disability, resignation or termination of employment of a Participant who has elected to defer the payment in respect of any Units, the employer shall pay in cash to the Participant (or the Participant's Beneficiary in the case of the Participant's death) an amount equal to the balance of the Participant's Memorandum Account, together with an investment adjustment (determined under Section 9.8) on the outstanding account balance to the date of distribution and subject to approval of the Management Committee (except that following the occurrence of a Change in Control, no such consent shall be required), as follows:

         (a)      a lump-sum payment;

         (b)      in sixty (60) consecutive equal monthly installments; or

         (c) in one hundred twenty (120) consecutive equal monthly installments.

Payment of deferred Units shall commence or be made in the month following the Participant's retirement, death, Permanent Disability, resignation or termination of employment or any other specified time that is elected and is acceptable to the Plan Administrator.

         9.11     ACCELERATION OF PAYMENTS OF DEFERRED COMPENSATION

         The Management Committee, in its discretion, may accelerate the payment of the unpaid balance of a Participant's Memorandum Account in the event of the Participant's retirement, death, Permanent Disability, resignation or termination of employment, or upon the Management Committee's determination that the Participant (or the Participant's Beneficiary in the case of the Participant's death) has incurred a severe financial hardship. The Management Committee in making its determination may consider such factors and require such information as it deems appropriate.

         9.12     ACCELERATION OF PAYMENT DUE TO CHANGE IN CONTROL

         Upon a Change in Control, the current Performance Cycle shall immediately end, and all vested Units (including Units that vest pursuant to Section 9.3(d)) shall be valued at their then Fair Market Value. Each Participant's employer (or the Company in the event that another employer does not promptly make payment) shall pay the Participant the Fair Market Value of his or her vested Units and also or alternatively, as the case may be, the remaining unpaid balance of his or her Memorandum Account. This payment shall be made (i) in a lump sum that is in lieu of any otherwise applicable form and time of payment under the Plan and (ii) within ten (10) days after the Change in Control; provided, however, that any Participant may elect prior to the occurrence of a Change in Control to have the payment in respect to all or a portion of the Participant's Units deferred until the Participant's retirement, death, Permanent Disability, resignation or termination of employment. A deferral election shall be revocable until the date of such a Change in Control and after the date of the Change in Control such election shall be irrevocable. A deferred election shall be made on a form prescribed by the Management Committee. All deferred payments with respect to Units shall be paid pursuant to the payment options set forth in Section 9.10.

         9.13     PAYMENT OF BR DEFERRED COMPENSATION

         Vested units which were deferred by a Participant under the Burlington Resources Inc. Performance Share Unit Plan, together with interest accrued thereon, shall be paid-by the Company in accordance with the terms of the Plan and in lieu of payment by BR.

         9.14     UNFUNDED OBLIGATION

         Any deferred amounts to be paid to Participants as installment payments pursuant to the Plan are unfunded obligations. Neither the Company nor any Subsidiary is required to segregate and monies from its general funds, to create any trusts or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments, including trust investments which the Company may make to fulfill this obligation, shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or Memorandum Accounts shall not create or constitute a trust or a fiduciary relationship between the Plan Administrator, the Management Committee, the Company or any Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant's Beneficiary or the Participant's creditors in any assets of the Company or its Subsidiaries whatsoever. The Participants shall have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

         9.15     DESIGNATION OF BENEFICIARY

         The designation of a Beneficiary shall be on a form provided by the Plan Administrator, executed by the Participant (with the consent of the Participant's spouse, if required by the Plan Administrator for reasons of community property or otherwise), and delivered to the Plan Administrator. A Participant may change his or her Beneficiary designation at any time. A designation by a Participant under the Burlington Resources Inc. Performance Share Unit Plan shall remain in effect under the Plan for any Performance Share Unit assumed under the Plan unless such designation is revoked or changed under the Plan. If no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of a Memorandum Account is paid, the balance shall be paid to the Participant's spouse, or if there is no surviving spouse, to the Participant's lineal descendant, pro rata, or if there is no surviving spouse or lineal descendants, to the Participant's estate. Notwithstanding the foregoing, however, a Participant's Beneficiary shall be determined under applicable state law if such state law does not recognize Beneficiary designations under plans of this sort and is not preempted by laws which recognize the provisions of this Section 9.15.

                           SECTION 10 RESTRICTED STOCK

         10.1 Restricted Stock may be granted to Participants in such number and at such times during the term of the Plan as the Plan Administrator shall determine, the Plan Administrator taking into account the duties of the respective Participants, their present and potential contributions to the success of the Company, and such other factors as the Plan Administrator shall deem relevant in accomplishing the purposes of the Plan. The granting of Restricted Stock shall take place when the Plan Administrator by resolution, written consent or other appropriate action determines to grant such Restricted Stock to a particular Participant. Each grant shall be evidenced by a written instrument delivered by or on behalf of the Company containing provisions not inconsistent with the Plan. The Participant receiving a grant of Restricted Stock shall be recorded as a stockholder of the Company.

         10.2 A grant of Restricted Stock shall entitle a Participant to receive, on the date or dates designated by the Plan Administrator, upon payment to the Company of the par value of the Common Stock in a manner determined by the Plan Administrator, the number of shares of Common Stock selected by the Plan Administrator. The Plan Administrator may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period (as defined in Section 10.3) expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock that the Participant shall have delivered a stock power endorsed in blank relating to the shares of Restricted Stock.

         10.3 During a period of years following the date of grant, as determined by the Plan Administrator, which shall in no event be less than one
(1) year (the "Restriction Period"), the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of by the recipient, except in the event of death or Permanent Disability, the transfer to the Company as provided under the Plan or the Plan Administrator's waiver or modification of such restrictions in the agreement evidencing the grant of Restricted Stock, or by resolution of the Plan Administrator adopted at any time.

         10.4 Except as provided in Section 10.5 or 10.6, if a Participant terminates employment with the Company for any reason before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant to the Company. In addition, in the event of any attempt by the Participant to sell, exchange, transfer, pledge or otherwise dispose of shares of Restricted Stock in violation of the terms of the Plan, such shares shall be forfeited to the Company. Upon any such forfeiture, the forfeited shares of Restricted Stock shall again become available for grant under the Plan.

         10.5 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Participant's death or Permanent Disability or any termination of employment determined by the Plan Administrator to end the Restriction Period.

         10.6 The Restriction Period for any Participant shall be deemed to end and all restrictions on shares of Restricted Stock shall terminate immediately upon a Change in Control.

         10.7 When the restrictions imposed by Section 10.3 expire or otherwise lapse with respect to one or more shares of Restricted Stock, the Company shall deliver to the Participant (or the Participant's legal representative, Beneficiary or heir) one (1) share of Common Stock for each share of Restricted Stock. At that time, the agreement referred to in Section 10.1, as it relates to such shares, shall be terminated.

         10.8 Subject to Section 10.2, each Participant entitled to receive Restricted Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders.

         10.9 All certificates for shares of Common Stock delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Plan Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange commission, any stock exchange upon which Common Stock is then listed and any applicable federal or state securities laws, and the Plan Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 10.9 shall not be effective if and to the extent that the shares of Common Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, as amended, or if and so long as the Plan Administrator determines that application of such provisions is no longer required or desirable. In making such determination, the Plan Administrator may rely upon an opinion of counsel for the Company.

         10. 10 Each Participant who receives a grant of Restricted Stock shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded Restricted Stock shall have any right as a stockholder with respect to any shares subject to the Participant's Restricted Stock grant prior to the date of issuance to the Participant of a certificate or certificates for such shares.

                   SECTION 11 REGULATORY APPROVALS AND LISTING

         11.1 The Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an option or a stock appreciation right granted under the Plan or with respect to a grant of Restricted Stock prior to:

                  (a) the obtaining of any approval or ruling from the Securities and Exchange Commission, the Internal Revenue Service or any other governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable;

                  (b) the listing of such shares on any stock exchange on which the Common Stock may then be listed; or

                  (c) the completion of any registration or other qualification of such shares under any federal or state laws, rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

                   SECTION 12 EFFECTIVE DATE AND TERM OF PLAN

         The Plan shall be dated as of January 1, 1992 and shall be effective upon adoption by the Board, but the Plan shall be void unless it is approved by the Company's sole stockholder within the earlier of the date of the Company's next annual meeting of stockholders and twelve (12) months after the date the Plan is adopted by the Board of Directors. Subject to the foregoing condition, options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units may be granted pursuant to the Plan from time to time within the period commencing upon adoption of the Plan by the Board of Directors and ending five (5) years after the earlier of such adoption and the approval of the Plan by the stockholders. Options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto and to shares of Common Stock acquired thereunder.

                          SECTION 13 GENERAL PROVISIONS

         13.1 Nothing contained in the Plan, or in any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit granted pursuant to the Plan, shall confer upon any employee any right with respect to continuance of employment by the Company or a Subsidiary, nor interfere in any way with the right of the Company or a Subsidiary to terminate the employment of such employee at any time with or without assigning any reason therefor.

         13.2 Grants, vesting or payment of stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock or Performance Share Units shall not be considered as part of a Participant's salary or used for the calculation of any other pay, allowance, pension or other benefit unless otherwise permitted by other benefit plans provided by the Company or its Subsidiaries, or required by law or by contractual obligations of the Company or its Subsidiaries.

         13.3 The right of a Participant or Beneficiary to the payment of any compensation under the Plan may not be assigned, transferred, pledged or encumbered, nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

         13.4 Leaves of absence for such periods and purposes conforming to the personnel policy of the Company, or of its Subsidiaries, as applicable, shall not be deemed terminations or interruptions of employment. The foregoing notwithstanding, with respect to Incentive Stock Options, employment shall not be deemed to continue beyond the first ninety (90) days of such leave unless the Participant's reemployment rights are guaranteed by statute or contract.

         13.5 In the event a Participant is transferred from the Company to a Subsidiary, or vice versa, or is promoted or given different responsibilities, the stock options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units granted to the Participant prior to such date shall not be affected.

         13.6 The Plan shall be construed and governed in accordance with the laws of the State of Texas, except that it shall be construed and governed in accordance with applicable federal law in the event that such federal law preempts state law.

         13.7 Appropriate provision shall be made for all taxes required to be withheld in connection with the exercise, grant or other taxable event with respect to options, limited stock appreciation rights, stock appreciation rights, Restricted Stock and Performance Share Units under the applicable laws or regulations of any governmental authority, whether federal, state or local and whether domestic or foreign.

         Tax advice should be obtained by the Participant prior to the Participant's (i) entering into any transaction under or with respect to the Plan, (ii) designating or choosing the time of distributions under the Plan, or
(iii) disposing of any shares of Common Stock issued under the Plan.

               SECTION 14 AMENDMENT, TERMINATION OR DISCONTINUANCE
                                   OF THE PLAN

         14.1 Subject to the Board of Directors and Section 14.2, the Plan Administrator may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company without further approval of the stockholders of the Company, including, but not limited to, any amendment necessary to ensure that the Company may obtain any regulatory approval referred to in Section 11; provided, however, that no change in any option, limited stock appreciation right, stock appreciation right, Restricted Stock or Performance Share Unit theretofore granted may be made without the consent of the Participant which would impair the right of the Participant to acquire or retain Common Stock or cash that the Participant may have acquired as a result of the Plan.

         14.2 The Plan Administrator and the Board of Directors may not amend the Plan without the approval of the stockholders of the Company to

                  (a) increase the number of shares, rights or Units that may be issued under the Plan;

                  (b) with respect to Incentive Stock Options and any related stock appreciation rights (whether limited or not), change the description of the Participants or class of Participants eligible for participation in the Plan, or, with respect to all other grants under the Plan, materially modify the requirements as to eligibility for participation in the Plan; or

                  (c) otherwise materially increase the benefits accruing to the Participants under the Plan.

         14.3 The Board of Directors may at any time suspend the operation of or terminate the Plan with respect to any shares of Common Stock rights or Performance Share Units not at the time subject to option, limited stock appreciation right, stock appreciation right or grant of Restricted Stock, or with respect to any Performance Share Units not yet granted under Section 9.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed effective as of January 15, 1992.

                                       EL PASO NATURAL GAS COMPANY

                                       By /s/ Joel Richards III
                                          --------------------------------------
                                       Title: Senior Vice President

ATTEST:

By /s/ Stacy J. James
   --------------------------------
Title: Corporate Secretary

                             AMENDMENT NO. 1 TO THE
                           OMNIBUS COMPENSATION PLAN

         Pursuant to Sections 5.3 and 14.1 of the El Paso Natural Gas Company Omnibus Compensation Plan, dated as of January 1, 1992 (the "Plan"), the Plan is hereby amended as follows, effective April 1, 1998:

         Sections 5.1 is amended to read as follows:

                 "5.1     Subject to Section 5.3, the maximum number of shares
         for which options, limited stock appreciation rights, stock appreciation rights and Restricted Stock may at any time be granted under the Plan is eight million (8,000,000) shares of Common Stock, from shares held in the Company's treasury or out of the authorized but unissued shares of the Company, or partly out of each, as shall be determined by the Board of Directors, subject to, and reduced by (on a post-split basis), the number of shares of Common Stock awarded prior to the occurrence of a two-for-one stock split effected by the Company in the form of a 100% stock dividend on April 1, 1998. Upon (i) the expiration or termination in whole or in part of unexercised options or the surrender of an option, or portion thereof, upon exercise of a related limited stock appreciation right or stock appreciation right for cash, and (ii) to the extent permissible under Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, the forfeiture of Restricted Stock, shares of Common Stock which were subject thereto shall again be available for grants of options, limited stock appreciation rights, stock appreciation rights and Restricted Stock under the Plan. Any options, limited stock appreciation rights, stock appreciation rights and shares of Restricted Stock outstanding under the Plan on April 1, 1998, shall be adjusted on a two-for-one basis to reflect the stock dividend."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of April, 1998.


                                        EL PASO NATURAL GAS COMPANY


                                        By:      /s/ Joel Richards III
                                            ------------------------------------
                                                 Joel Richards III
                                                 Executive Vice President


Attest:

         /s/ David L. Siddall
------------------------------------
         Corporate Secretary

                             AMENDMENT NO. 2 TO THE
                            OMNIBUS COMPENSATION PLAN

         Pursuant to Sections 5.3 and 14.1 of the El Paso Natural Gas Company Omnibus Compensation Plan, dated as of January 1, 1992 (the "Plan"), the Plan is hereby amended as follows, effective August 1, 1998:

         The name of the Plan is hereby be changed to "El Paso Energy Corporation Omnibus Compensation Plan."

         All references in the Plan to "El Paso Natural Gas Company" or the "Company" shall mean "El Paso Energy Corporation."

         Section 14.1 is hereby amended to add the following language at the end of Section 14.1:

         "The Board of Directors amended and restated the Plan effective as of August 1, 1998, in connection with the reorganization of the Company into a holding company structure whereby El Paso Energy Corporation became the publicly held company and El Paso Natural Gas Company became a wholly owned subsidiary. This Plan was assumed by El Paso Energy Corporation pursuant to an Assignment and Assumption Agreement effective as of August 1, 1998, by and between El Paso Energy Corporation and El Paso Natural Gas Company."


         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 1st day of August, 1998.


                                          EL PASO ENERGY CORPORATION


                                          By:  /s/ Joel Richards III
                                             --------------------------------
                                               Joel Richards III
                                               Executive Vice President


Attest:

         /s/ David L. Siddall
--------------------------------
         Corporate Secretary

                             AMENDMENT NO. 3 TO THE
                            OMNIBUS COMPENSATION PLAN

         Pursuant to Section 14.1 of the El Paso Energy Corporation Omnibus Compensation Plan, dated as of January 1, 1992, as amended (the "Plan"), the Plan is hereby amended as follows, effective December 3, 1998:

The following subsection (k) shall be added to Section 6.4 to read as follows:

         "(k)     Deferral Election

                  A Participant may elect irrevocably (at a time and in a manner determined by the Plan Administrator or the Company, as appropriate) at any time prior to exercising an option and/or associated stock appreciation right granted under the Plan that issuance of shares of Common Stock upon exercise of such option shall be deferred until a pre-specified date in the future or until the Participant ceases to be employed by the Company or any of its Subsidiaries, as elected by the Participant. After the exercise of any such option and prior to the issuance of any deferred shares, the number of shares of Common Stock issuable to the Participant shall be credited to the deferred stock account (or such other account(s) as the Management Committee shall deem necessary and appropriate) under a memorandum deferred account established pursuant to the Company's then-existing Deferred Compensation Plan (as it may be further amended) (the "Deferred Compensation Plan"), and any dividends or other distributions paid on the Common Stock (or its equivalent) shall be deemed reinvested in additional shares of Common Stock (or its equivalent) until all credited deferred shares shall become issuable pursuant to the Participant's election, unless the Management Committee of the Deferred Compensation Plan shall otherwise determine."

         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 3rd day of December, 1998.


                                             EL PASO ENERGY CORPORATION


                                             By:  /s/ Joel Richards III
                                                -------------------------------
                                                      Joel Richards III
                                                      Executive Vice President


Attest:

         /s/ David L. Siddall
-----------------------------------
         Corporate Secretary

                             AMENDMENT NO. 4 TO THE
                            OMNIBUS COMPENSATION PLAN

         Pursuant to Section 14.1 of the El Paso Energy Corporation Omnibus Compensation Plan, dated as of January 1, 1992, as amended (the "Plan"), the Plan is hereby amended as follows, effective January 20, 1999:

The following paragraph shall be added as the last paragraph to Section 6.4(d) to read as follows:

                  "Notwithstanding any other provision in this Plan to the contrary and unless the Plan Administrator shall otherwise determine, in the event of a "cashless" exercise, and for that purpose only under this Plan, a Participant's compensation shall be equal to the difference between the actual sales price received for the underlying Common Stock and the Option Price. For all other purposes under this Plan, the Fair Market Value shall be the value against which compensation is determined."

The following sentence shall be added as the last sentence to Section 6.4(e) to read as follows:

         "In addition, the Plan Administrator may require that a Participant who wants to effectuate a "cashless" exercise of options be required to sell the shares of Common Stock acquired in the associated exercise to the Company, or in the open market through the use of a broker selected by the Company, at such price and on such terms as the Plan Administrator may determine at the time of grant, or otherwise."

Section 6.4(f) is hereby deleted in its entirety and replaced with the following:

         "(f)     Nontransferability of Options

                  Options granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing and only as provided by the Plan Administrator or the Company, as applicable, Nonqualified Options may be transferred to a Participant's immediate family members, directly or indirectly or by means of a trust, corporate entity or partnership (a person who thus acquires this option by such transfer, a "Permitted Transferee"). A transfer of an option may only be effected by the Company at the request of the Participant and shall become effective upon the Permitted Transferee agreeing to such terms as the Plan Administrator may require and only when recorded in the Company's record of outstanding options. In the event an option is transferred as contemplated hereby, the option may not be subsequently transferred by the Permitted Transferee except a transfer back to the Participant or by will or the laws of descent and distribution. A transferred option may be exercised by a Permitted Transferee to the same extent as, and subject to the same terms and conditions as, the Participant (except as otherwise provided herein), as if no transfer had taken place. As used herein, "immediate family" shall mean, with respect to any person, such person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, and shall include adoptive relationships. In the event of exercise of a transferred option by a Permitted Transferee, any amounts due to (or to be withheld by) the Company upon exercise of the option shall be delivered by (or withheld from amounts due to) the Participant, the Participant's estate or the Permitted Transferee, in the reasonable discretion of the Company.

                  In addition, to the extent permitted by applicable law and Rule 16b-3, the Plan Administrator may permit a recipient of a Nonqualified Option to designate in writing during the Participant's lifetime a Beneficiary to receive and exercise the Participant's Nonqualified Options in the event of such Participant's death (as provided in Section 6.4(i)). A designation by a Participant under the Burlington Resources Inc. Stock Option Incentive Plan shall remain in effect under the Plan for any options unless such designation is revoked or changed under the Plan. Except as otherwise provided for herein, if any Participant attempts to transfer, assign, pledge, hypothecate or otherwise dispose of any option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan or such option, or suffers the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, all affected options held by such Participant shall be immediately forfeited."


         IN WITNESS WHEREOF, the Company has caused this amendment to be duly executed on this 20th day of January, 1999.


                                           EL PASO ENERGY CORPORATION


                                           By:       /s/ Joel Richards III
                                              ---------------------------------
                                                     Joel Richards III
                                                     Executive Vice President


Attest:

         /s/ David L. Siddall
------------------------------------
         Corporate Secretary




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